                                                                    EXHIBIT 12.1

                 THE GOLDMAN SACHS GROUP, L.P. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                       YEAR ENDED NOVEMBER
                                        --------------------------------------------------
                                         1994      1995       1996       1997       1998
                                         ----      ----       ----       ----       ----
                                                         ($ IN MILLIONS)

Net earnings..........................  $  500    $ 1,348    $ 2,399    $ 2,746    $ 2,428
Add:
  Provision for taxes.................       8         20        207        268        493
  Portion of rents representative of
     an interest factor...............      27         29         28         29         35
  Interest expense on all
     indebtedness.....................   8,915      9,841     11,160     12,986     13,958
                                        ------    -------    -------    -------    -------
Earnings, as adjusted.................  $9,450    $11,238    $13,794    $16,029    $16,914
                                        ======    =======    =======    =======    =======
Fixed charges:
  Portion of rents representative of
     an interest factor...............  $   27    $    29    $    28    $    29    $    35
  Interest expense on all
     indebtedness.....................   8,915      9,841     11,160     12,986     13,958
                                        ------    -------    -------    -------    -------
Fixed charges.........................  $8,942    $ 9,870    $11,188    $13,015    $13,993
                                        ======    =======    =======    =======    =======
Ratio of earnings to fixed charges....    1.06x      1.14x      1.23x      1.23x      1.21x
                                        ======    =======    =======    =======    =======
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